UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on February 23, 2023, the Board of Directors (“Board”) of Faraday Future Intelligent Electric Inc. (“Company”), upon the recommendation of the Compensation Committee of the Board (“Compensation Committee”), approved the Company’s SOP/SOD Incentive Plan (“Incentive Plan”) granting: (i) cash bonuses to all active employees of the Company that began employment at the Company prior to December 31, 2022 upon the commencement of the start of production of the Company’s FF 91 Futurist on or prior to March 31, 2023 and (ii) cash bonuses and equity incentive awards to all active employees of the Company that began employment at the Company prior to December 31, 2022 upon the commencement of the start of delivery of the Company’s FF 91 Futurist on or prior to April 30, 2023 (“Delivery Condition”).

On August 17, 2023 the Board, upon the recommendation of the Compensation Committee, approved an amendment to the Incentive Plan (“Incentive Plan Amendment”) to reflect the updated timing of the previously announced FF 91 2.0 Futurist Alliance Phase 2 of its three-phase delivery plan from the end of April 2023 to the end of the second quarter 2023 and subsequently to August 2023. The Incentive Plan Amendment is available to all active employees of the Company that began employment at the Company prior to July 1, 2023 and reduced the cash bonuses and milestone based restricted stock unit (“RSU”) awards by 10% for the internal Company sign-off on requirements to commence Phase 2 of the Company’s three-phase delivery plan on or prior to July 31, 2023 (“New Delivery Condition”). Pursuant to the Incentive Plan Amendment, RSU awards will be granted after the Company has sufficient additional shares available for such issuance (“Share Issuance Condition”) and cash bonuses will be paid once the Company has received an additional $15 million in financings.

The Incentive Plan Amendment includes the grant of certain equity incentive awards to the named executive officers of the Company, including Mr. Xuefeng Chen, its Global Chief Executive Officer, Mr. Yueting Jia, its Founder and Chief Product and User Ecosystem Officer, Mr. Chui Tin Mok, its Global Executive Vice President and Global Head of User Ecosystem, and Ms. Yun Han, its Chief Accounting Officer. Upon the Company’s satisfaction of the New Delivery Condition and the Share Issuance Condition, Messrs. Chen, Jia and Mok and Ms. Han will be entitled to receive RSU awards with a grant date fair market value of $3,150,000 (in the case of Mr. Chen), $3,100,000 (in the case of Mr. Jia), up to $810,000 (in the case of Mr. Mok) and up to $648,000 (in the case of Ms. Han), subject to vesting in three annual installments on the first three anniversaries of the grant date, generally subject to the applicable executive’s continuous employment through each applicable vesting date. In addition, subject to the Share Issuance Condition, upon the satisfaction of the New Delivery Condition and continuing for an eight-year period, Messrs. Chen and Jia will annually receive a grant of fully-vested stock units, with a grant date fair market value of $393,750 (in the case of Mr. Chen) and $387,500 (in the case of Mr. Jia), subject to Messrs. Chen and Jia’s continued employment through each grant date of the award.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: August 23, 2023	By:	/s/ Jonathan Maroko
	Name:	Jonathan Maroko
	Title:	Interim Chief Financial Officer

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